AMENDED AND RESTATED BYLAWS
OF
DONALDSON COMPANY, INC.
(as of July 28, 2023)

1. Offices
The registered office of the Company shall be in Wilmington, Delaware, and the resident agent in charge thereof shall be The Corporation Trust Company. The Company’s registered office or registered agent may be changed from time to time by action of the Board of Directors. The Company may also have an office or offices at such place or places, within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Company may require.

2. Corporate Seal
The corporate seal shall have inscribed thereon the name of the Company, the year of its incorporation, and the words “Incorporated Delaware.”

3. Meetings of Stockholders
The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed by resolution of the Board of Directors.
Special meetings of the stockholders may be called at any time only by (i) the chairman of the Board of Directors or the chief executive officer or (ii) vote of a majority of the directors.
All meetings of the stockholders, including meetings for the election of directors, shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and specified in the respective notices thereof. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication.
No business may be transacted at an annual meeting or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of record on the date of the giving of the notice provided for in this Bylaw 3 and on the record date for the determination of stockholders entitled to vote at such meeting.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting or special meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.
For notice to be timely for an annual meeting, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than one-hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in these Bylaws.
For all matters other than the election of directors, to be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving notice and any “Stockholder Associated Person” (which for purposes of these Bylaws shall mean (i) any person acting in concert, directly or indirectly, with such stockholder, (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person and (iii) any beneficial owner on whose behalf such stockholder is acting), (a) the name and record address of such person, (b) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such person, (c) the nominee holder for, and number of, shares beneficially owned but not of record by such person, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profits interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company, (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (f) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business, (g) notice whether such person intends to solicit proxies in connection with the proposal and (h) a representation that the stockholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any information required pursuant to this paragraph shall be supplemented by the stockholder giving the notice to speak as of the record date, such supplement to be received by the Company not later than ten days after the record date for the meeting. Nothing in this paragraph shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
For all nominations of persons for election to the Board of Directors at any annual meeting or special meeting of stockholders, to be in proper written form, a stockholder’s notice to the secretary must set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director and as to the stockholder giving the notice and any Stockholder Associated Person (a) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (b) the name and record address of such person, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such person, (d) the nominee holder for, and number of, shares beneficially owned but not of record by such person, (e) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company, (f) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice, (g) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (h) notice whether such person intends to solicit proxies in connection with the nominations and (i) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Any information required pursuant to this paragraph shall be supplemented by the stockholder giving the notice to speak as of the record date, such supplement to be received by the Company not later than ten days after the record date for the meeting. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy materials and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Bylaw 3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw 3. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by this Bylaw 3 shall be delivered to the secretary at the principal executive offices of the Company not earlier than one-hundred twenty days prior to such special meeting and not later than the later of ninety days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described in this Bylaw 3.
A stockholder who intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in connection with any annual or special meeting of stockholders and who has delivered a notice of nomination pursuant to this Bylaw 3 shall promptly certify to the Company, and notify the Company in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Company, shall, not later than five business days prior to the date of the applicable meeting of stockholders, deliver to the Company reasonable evidence of such compliance.
At least ten days prior to any meeting of stockholders, a complete list of stockholders entitled to vote thereat, arranged in alphabetical order, shall be prepared by the secretary and shall be open to the examination of any stockholder for a period of ten days prior to such meeting at the principal office of the Company or on a reasonably accessible electronic network.
No business shall be conducted at an annual meeting or special meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Bylaw 3; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Bylaw 3 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting or special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures (including the provisions for information required to be furnished pursuant to this Bylaw 3), the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (a) notifies the Company that such stockholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19, (b) fails to comply with the requirements of Rule 14a-19, or (c) fails to provide reasonable evidence sufficient to satisfy the Company that such requirements have been met, then such stockholder’s nominations shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.
Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote, in person or by proxy signed by such stockholder, for each share of common stock of the Company standing in such stockholder’s name, and (ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Company standing in such stockholder’s name, which voting rights may be exercised in person or by proxy granted by such stockholder, and in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Written notice of all meetings shall be given by the secretary not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
The holders of a majority of the Common Stock outstanding present in person or represented by proxy shall be requisite to and shall constitute a quorum for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation, as amended, or by these Bylaws. Whether or not there is such a quorum present at any meeting, the chairman of the meeting shall have power to adjourn the meeting from time to time. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls.

4. Directors
The property and business of the Company shall be managed and controlled by its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be such number, not less than three nor more than fifteen, as may be determined from time to time by the Board of Directors by a vote of not less than a majority of all of the directors then in office. All directors to be elected shall be elected for three-year terms (except as hereinafter provided with respect to directors to fill certain vacancies) so that approximately one-third of the directors will be elected to each annual meeting of the stockholders. Each director shall continue in office until the annual meeting in the year in which such director’s term expires and until such director’s successor shall have been elected and qualified, or until such director’s death, or until such director shall resign or have been removed by the vote of the holders of a majority of the outstanding shares of capital stock of all classes of the Company entitled to vote in the election of directors at a special meeting of the stockholders called for that purpose.
A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Bylaw 3 and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders. For purposes of this Bylaw 4, a majority of votes cast shall mean that the number of shares voted “for” a nominee exceeds fifty percent of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall include votes to withhold authority and exclude abstentions with respect to such nominee.

Any vacancies in the Board of Directors from any cause, including vacancies created by increase in the number of directors, may be filled by a majority of the then qualified directors, even though less than a quorum. Each director so chosen shall hold office for the unexpired term of the director whose place shall be vacant, providing that each director so chosen to fill a vacancy created by increase in the number of directors shall be elected for an appropriate term so that approximately one-third of the directors will be elected at each annual meeting of the stockholders thereafter.
The Board of Directors may elect or appoint from its members a chairman of the Board who shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

5. Powers of Directors
The business and affairs of the Company shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

6. Meetings of Directors
Immediately after each annual election of directors, the directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such place as shall be specified in the notice of such meeting provided as hereinafter established for either regular or special meetings.
The Board of Directors may provide by resolution, the time and place, either at the general office of the Company or elsewhere, for the holding of regular meetings without other notice than such resolution.
Special meetings of the directors may be called at any time by the chairman of the Board of Directors or the chief executive officer and shall be called on the written request of any two directors. Notice of special meeting of the directors shall be given to each director at such director’s residence or usual place of business in writing by hand delivery, first-class or overnight mail or courier service, electronic mail or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by electronic mail or facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws in accordance with Bylaw 24. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Bylaw 23.

Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.
A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

7. Executive and Other Committees
The Board of Directors may by resolution or resolutions passed by a majority of the whole Board of Directors designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law (the “DGCL”) to be submitted to stockholders for approval or (ii) adopting, amending or releasing these Bylaws.

8. Compensation of Directors and Members of Committees
Directors and members of committees of the Board of Directors shall receive such compensation for attendance at each regular or special meeting as the Board of Directors shall from time to time prescribe.

9. Officers of the Company
The officers of the Company shall be the chief executive officer, the president, one or more vice presidents, a secretary, a treasurer and such other officers as may from time to time be elected by the Board of Directors. In addition, the Board of Directors at any time and from time to time may authorize the chief executive officer to appoint one or more officers of the Company, other than the president, the chief financial officer or any other executive officer.
The officers of the Company shall hold office until their successors are elected and qualify. An officer may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. In addition, the Board of Directors at any time and from time to time may authorize the chief executive officer to remove one or more officers of the Company, other than the president, the chief financial officer or any other executive officer. Any such removal, however, shall be without prejudice of the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the affirmative vote of a majority of the whole Board of Directors or, to the extent provided in this Bylaw 9, the chief executive officer.

10. Duties of the Chief Executive Officer and the President
The chief executive officer of the Company shall have general and active management of the business of the Company and shall perform such duties as may be prescribed from time to time by the Board of Directors.
In the absence of the chairman of the Board of Directors, the chief executive officer shall preside at all meetings of the stockholders and directors.
The president, in the absence of the chairman of the Board and the chief executive officer, shall preside at all meetings of the stockholders and the directors. The president shall perform such duties as may be prescribed from time to time by the Board of Directors or the chief executive officer.

11. Vice Presidents
The vice presidents shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer.

12. Secretary
The secretary shall attend all meetings of the Company, the Board of Directors, and all committees of the Board of Directors. The secretary shall act as clerk thereof and shall record all of the proceedings of such meetings. The secretary shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to the secretary by the chief executive officer or the Board of Directors.

13. Financial Officers
The vice president-chief financial officer shall have such authority and responsibility as specified herein for both the treasurer and the controller.
The treasurer, vice president-finance or such other similar title shall have custody of, and be responsible for, all funds of the Company; shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors; shall render to the chief executive officer and directors, whenever they may require it, an account of all transactions as treasurer and of the financial condition of the Company; shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe; and shall perform all of the duties incident to the office of the treasurer and such other duties as from time to time may be assigned by the chief financial officer, chief executive officer or Board of Directors.
The controller shall be the chief accounting officer, shall keep full and accurate accounts of all assets, liabilities, receipts, disbursements and other financial transactions in books belonging to the Company; shall cause regular audits of such books and records to be made; shall see that all expenditures are made in accordance with procedures duly established by the Company; shall render to the chief executive officer and Board of Directors, whenever requested, financial statements of the Company; and shall perform all the duties incident to the office of controller and such other duties as, from time to time, may be assigned by the chief financial officer, chief executive officer or Board of Directors.

Financial officers may be required to furnish bond in such amount as shall be determined by the Board of Directors.

14. Duties of Officers May Be Delegated
Unless prohibited by the Board of Directors, an officer may, without the approval of the Board of Directors, delegate some or all of the duties and powers of his or her office to other persons.

15. Certificates of Stock
The shares of the Company may be certificated shares or uncertificated shares. Certificates of stock shall be signed by the chairman of the Board of Directors, chief executive officer, president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. If a certificate of stock is lost, mutilated or destroyed, another may be issued in its stead upon proof of such loss, mutilation or destruction, and the giving of a bond of indemnity in form, substance and amount satisfactory to the Company and to the transfer agent and registrar, if any, of such stock.

16. Transfer of Stock
All transfers of stock of the Company shall be made upon its books by the holder of the shares in person or by such stockholder’s lawfully constituted representative, upon surrender of certificates of stock (if any) for cancellation. Provided, however, that, with respect to stock which has been presumed abandoned under an applicable state law, appropriate officers of the Company may effect cancellation of the certificate representing the abandoned shares (if any) and cause transfer thereof to such state by means of delivery of a new certificate (if any) in the name of such state.

17. Record Date
The Board of Directors shall fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the determination of stockholders entitled to notice of, and to vote, at any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

18. Stockholders of Record
The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

19. Fiscal Year
The fiscal year of the Company shall begin on the first day of August in each year.

20. Dividends
Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

21. Checks for Money
All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

22. Books and Records
The books, accounts and records of the Company, except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the directors.

23. Notices
Notice shall be given to directors as provided in Bylaw 4. Notice required to be given under the provisions of these Bylaws to any stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice may also be given to stockholders by electronic transmission to the extent authorized by the DGCL. Any stockholder or director may waive any notice required to be given under these Bylaws, whether before or after the time stated therein.

24. Amendments of Bylaws
Except as hereinafter stated, these Bylaws may be amended, altered, repealed or added to by the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter, or by the Board of Directors by a majority of the directors then in office, at any regular meeting or at any special meeting called for that purpose. Provided that any amendment, alteration or repeal of, or addition to, the first paragraph of Bylaw 4 or this sentence of Bylaw 24 by stockholders shall require the affirmative vote of 66 2/3% of the outstanding shares of capital stock of all classes of the Company entitled to vote generally for the election of directors, considered for this purpose as one class.

25. Indemnification of Directors and Officers
Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a “proceeding”), by reason of the fact that he or she is, was or had agreed to become a director of the Company or is, was or had agreed to become an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent permitted under the DGCL as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that except as explicitly provided herein, prior to a Change in Control of the Company, as defined herein, a person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person against the Company or any director, officer, employee or agent of the Company shall not be entitled thereto unless the Company has joined in or consented to such proceeding (or part thereof); provided, further, that, prior to a Change in Control of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which a person seeking indemnity shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. For purposes of this Bylaw 25, a “Change in Control of the Company” shall be deemed to have occurred if (i) any “Person” (as used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes (except in a transaction approved in advance by the Board of Directors of the Company) the beneficial owner (as defined in Rule 13d-3 the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
Any indemnification under this Bylaw 25 (unless ordered by a court) shall be paid by the Company unless within sixty days of such request for indemnification a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Company) in a written opinion or (iii) by the stockholders, that indemnification of such person is not proper under the circumstances because such person has not met the necessary standard of conduct under the DGCL, provided, however, that following a Change of Control of the Company, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change of Control of the Company concerning the rights of any person seeking indemnification under this Bylaw 25, such determination shall be made by special independent counsel selected by such person and approved by the Company (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the Company or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (whether or not they were affiliates when services were so performed) (“Independent Counsel”). Unless such person has theretofore selected Independent Counsel pursuant to this Bylaw 25 and such Independent Counsel has been approved by the Company, legal counsel approved by a resolution or resolutions of the Board of Directors prior to a Change in Control of the Company shall be deemed to have been approved by the Company as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and such person to such effect. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Bylaw 25 or its engagement pursuant hereto.
Expenses, including attorneys’ fees, incurred by a person referred to in this Bylaw 25 in defending or otherwise being involved in a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Bylaw 25.
If a claim under this Bylaw 25 is not paid in full by the Company within sixty days after a written claim has been received by the Company or if expenses pursuant to this Bylaw 25 have not been advanced within ten days after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement or expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses for indemnification against the Company or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that the claimant has not met the standards to conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed. After a Change in Control, the burden of proving such defense shall be on the Company, and any determination by the Company (including its Board of Directors, independent legal counsel to its stockholders) that the claimant had not met the applicable standard of conduct required under the DGCL shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.
The rights conferred on any person by this Bylaw 25 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.
The Company may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such expenses, liabilities or losses under the DGCL.
The provisions of this Bylaw 25 shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Bylaw 25 shall be deemed to grant each person who, at any time that this Bylaw 25 is in effect, serves or agrees to serve in any capacity which entitles her or him to indemnification hereunder rights against the Company to enforce the provisions of this Bylaw 25, and any repeal or other modification of this Bylaw 25 or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions, circumstances occurring or arising out of events, acts, omissions, circumstances occurring out or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Bylaw 25 with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.
If this Bylaw 25 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify such director and officer of the Company as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Bylaw 25 that shall not have been invalidated and to the full extent permitted by applicable law.